Exhibit 10.2

Rule 10b5-1 Trading Plan

John D. Held (“Seller”) adopts this Trading Plan dated 8/31, 2007 (the “Trading Plan”) with respect to the “Stock” (defined below) with UBS Financial Services Inc. for the purpose of establishing a trading plan that complies with Rule 10b5-l(c)(l) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Seller and UBS Financial Services Inc. agree as follows:

1.	Specific Plan of Sale. UBS Financial Services Inc., acting as agent, agrees to effect sales of Stock on behalf of Seller in accordance with the specific instructions set forth in Exhibit A (the “Sales Instructions”). The term “Stock” means the common stock, par value $0.01 per share, of Omega Protein Corporation (“Issuer”) (symbol: OME), including Stock that Seller has the right to acquire under the outstanding stock options issued by Issuer listed on Exhibit D (the “Options”), and includes any class or series of common stock of Issuer into which the Stock is converted whether pursuant to a reclassification, reorganization, reincorporation or similar event.

2.	Fees/Commissions. Seller shall pay UBS Financial Services Inc. $0.05 per share of Stock sold; with such amounts to be deducted by UBS Financial Services Inc. from the proceeds of sales under this Trading Plan.

3.	Seller’s Representations and Warranties. Seller represents and warrants that:

(a)	Seller is not aware of any material nonpublic information concerning Issuer or any securities of Issuer;

(b)	Seller is entering into this Trading Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-l;

(c)	Seller has informed Issuer of this Trading Plan and has furnished Issuer with a copy, and Seller has determined that this Trading Plan is consistent with Issuer’s insider trading policy;

(d)	Seller has disclosed to UBS Financial Services Inc. any agreements that Seller is currently party to, or within the past 60 days, has been party to, with another broker, dealer or financial institution (each, a “Financial Institution”) entered into for the purpose of establishing a trading plan that complies with Rule 10b5-l;

(e)	Seller is not subject to any legal, regulatory or contractual restriction or undertaking that would prevent UBS Financial Services Inc. from conducting sales in accordance with this Trading Plan;

(f)	the Stock to be sold under this Trading Plan is owned free and clear by Seller and is not subject to any liens, security interests or other encumbrances or limitations on dispositions, other than those imposed by Rule 144 or Rule 145, if applicable;

(g)	Seller has had an opportunity to consult with Seller’s own advisors as to the legal, tax, financial and other aspects of this Trading Plan, including this Trading Plan’s compliance with Rule 10b5-l and applicable state law. Seller has not received or relied on any representations from UBS Financial Services Inc. concerning this Trading Plan’s compliance with Rule l0b5-l.

© UBS Financial Services Inc. 2001-2004

4.	Agreements by Seller. Seller acknowledges and agrees to the following provisions:

(a)	Brokerage Account. Seller shall open a sole-purpose UBS Financial Services Inc. brokerage account prior to the execution of sales under this Trading Plan in the name of and for the benefit of Seller (the “Plan Account”).

(b)	Delivery of Stock. Seller shall deliver all shares of Stock to be sold pursuant to this Trading Plan into the Plan Account prior to the commencement of any sales under this Trading Plan.

(c)	Hedging Transactions. While this Trading Plan is in effect, Seller shall comply with the prohibition set forth in Rule 10b5-l(c)(l)(i)(C) against entering into or altering a corresponding or hedging transaction or position with respect to the Stock.

(d)	Notice to UBS Financial Services Inc.. Seller shall notify UBS Financial Services Inc. to terminate or suspend sales, as appropriate, as soon as practicable upon the occurrence of any of the events contemplated in paragraph 7(a) or (b) or paragraph 8(c).

(e)	Communications. Seller shall not, directly or indirectly, communicate any material nonpublic information relating to the Stock or Issuer to any employee of the UBS Financial Services Inc. 10b5-l Group or any UBS Financial Services Inc. Financial Advisor.

(f)	Compliance with Applicable Laws and Required Exchange Act Filings. Seller shall comply with all applicable laws, rules and regulations, and Seller shall make all filings required under Sections 13 and 16 of the Exchange Act in a timely manner.

(g)	No Influence. Seller does not have, and shall not attempt to exercise, any influence over how, when or whether to effect sales of Stock pursuant to this Trading Plan.

(h)	Stock Non-Marginable. The Stock is not marginable and may not be used by Seller as collateral for any purpose.

(i)

Execution, Average Pricing and Pro Rata Allocation of Sales. UBS Financial Services Inc. may sell Stock on any national securities exchange, in the over-the-counter market, on an automated trading system or otherwise. UBS Financial Services Inc. or one of its affiliates may make a market in the Stock and may act as principal in executing sales under the Trading Plan. To the extent that UBS Financial Services Inc. administers other trading plans relating to Issuer’s securities, UBS Financial Services Inc. may aggregate orders for Seller with orders under other sellers’ trading plans for execution in a block and allocate each execution on a pro rata basis to each seller. In the event of partial execution of block orders, UBS Financial Services Inc. shall allocate the proceeds of all Stock actually sold on a particular day pursuant to all Rule 10b5-l trading plans concerning Issuer’s securities that UBS Financial Services Inc. manages pro rata based on the ratio of (x) the number of shares to be sold pursuant to the order instructions of each Trading Plan to (y) the total number of shares to be sold under all Trading Plans having the same type of order instructions.

(j)	Exclusivity. Until this Trading Plan has been terminated, Seller shall not enter into any agreement with, give any instructions to, or adopt a plan for trading with another Financial Institution with respect to purchase or sale of the Stock or the Options for the purpose of establishing a trading plan that complies with Rule 10b5-l.

(k)	Acknowledgment of Relief from Obligation to Effect Sales. UBS Financial Services Inc. shall be relieved of its obligation to sell Stock as otherwise required by paragraph 1 above at any time when:

(i)	UBS Financial Services Inc. has determined that (A) it is prohibited from doing so by a legal, contractual or regulatory restriction applicable to it or its affiliates or to Seller or Seller’s affiliates; or (B) a material adverse change in the financial markets, in the market activity in the Stock or in the internal systems of UBS Financial Services Inc. or one of its affiliates, an outbreak or escalation of hostilities or other crisis or calamity has occurred (in each case, the effect of which is such as to make it, in the sole judgment of UBS Financial Services Inc., impracticable for UBS Financial Services Inc. to sell Stock); or (C) a trading suspension with respect to the Stock by the Securities and Exchange Commission or the Principal U.S. Market (defined in Exhibit A) or a delisting of the Stock or a banking moratorium has occurred; if UBS Financial Services Inc. cannot effect a sale for any of such reasons, UBS Financial Services Inc. shall effect such sale as promptly as practical after the cessation or termination of such cause, subject to the restrictions set forth in paragraph 1 of Exhibit A;

(ii)	This Trading Plan is suspended in accordance with paragraph 7 below;

(iii)	This Trading Plan is terminated in accordance with paragraph 8 below;

5.	Rule 144 and Rule 145. With respect to sales of Stock subject to Rule 144 or Rule 145, Seller and UBS Financial Services Inc. agree to comply with the following provisions:

(a)	Agreements by Seller Regarding Rule 144 and Rule 145.

(i)	Seller agrees not to take, and agrees to cause any person or entity with which Seller would be required to aggregate sales of Stock pursuant to Rule 144(a)(2) or (e) not to take, any action that would cause the sales hereunder not to meet all applicable requirements of Rule 144 or Rule 145.

(ii)

Seller agrees to complete, execute and deliver to UBS Financial Services Inc. Forms 144 for sales to be effected under the Trading Plan at such times and in such numbers as UBS Financial Services Inc. shall request. Seller hereby grants UBS Financial Services Inc. a power of attorney to complete and file on behalf of Seller any required Forms 144. The remarks section of each Form 144 filed shall include a statement to the effect that the shares covered by the Form 144 are being sold pursuant to a

Rule 10b5-l trading plan dated as of the date hereof, and the representation regarding the seller’s knowledge of material nonpublic information speaks as of that plan adoption date.

(iii)	Seller agrees to complete, execute and deliver to UBS Financial Services Inc. Rule 144 Seller’s Representation Letters (in the form attached as Exhibit C) for sales to be effected under the Trading Plan at such times and in such numbers as UBS Financial Services Inc. shall request.

(b)	Agreements by UBS Financial Services Inc. Regarding Rule 144 and Rule 145.

(i)	UBS Financial Services Inc. agrees to conduct all sales pursuant to the Trading Plan in accordance with the manner of sale requirement of Rule 144. UBS Financial Services Inc. shall not effect any sales that it knows would exceed the then-applicable volume limitation under Rule 144.

(ii)	UBS Financial Services Inc. agrees to file such Forms 144 furnished by Seller pursuant to paragraph 5(a)(ii) on behalf of Seller as required by applicable law. UBS Financial Services Inc. shall make one Form 144 filing at the beginning of each three-month period, commencing upon the first Sale Day under the Trading Plan.

(iii)	UBS Financial Services Inc. agrees to submit such Rule 144 Seller’s Representation Letters furnished by Seller pursuant to paragraph 5(a)(iii) on behalf of Seller as required by Issuer’s transfer agent.

(iv)	Seller shall make and shall be solely responsible for all filings required under Sections 13(d) and 16 of the Exchange Act in connection with sales of Stock pursuant to the Trading Plan, and Seller acknowledges that UBS Financial Services Inc. shall not make any such filings and shall have no liability to Seller in connection with or related to any such filings.

6.	Options. Seller and UBS Financial Services Inc. agree to the provisions regarding the exercise of Options contained in Exhibit D.

7.	Suspension. Sales under this Trading Plan shall be suspended as follows:

(a)	Promptly after the date on which UBS Financial Services Inc. receives notice from Seller or Issuer of legal, contractual or regulatory restrictions applicable to Seller or Seller’s affiliates that would prevent UBS Financial Services Inc. from selling Stock under this Trading Plan (such notice merely stating that there is a restriction applicable to Seller without specifying the reasons for the restriction), including a restriction based on Seller’s awareness of material nonpublic information in connection with a tender offer for Issuer’s securities (transactions on the basis of which Rule 14e-3 of the Exchange Act could be violated).

(b)	In the event of a Qualifying Securities Offering, promptly after the date on which UBS Financial Services Inc. receives notice from Issuer or Seller of the Suspension Date until UBS Financial Services Inc. receives notice from Issuer or Seller of the Resumption Date; provided, however, that (i) Seller certifies that Seller has no control over the Suspension Date or the Resumption Date, and (ii) if Seller is unable to make such certification then this paragraph shall result in a termination of the Trading Plan, rather than suspension.

“Qualifying Securities Offering” means any offering of securities of Issuer for cash in which the lead underwriter, lead manager, initial purchaser, placement agent or other entity performing a similar function (each, an “Underwriter”) requires Seller to agree to restrict Seller’s ability to effect Sales pursuant to this Trading Plan.

“Suspension Date” means the date on which a preliminary prospectus, offering memorandum, offering circular or other disclosure document (each, a “Preliminary Offering Document”) is first used to market securities of Issuer by the Underwriter, or if a Preliminary Offering Document is not used, the date on which the underwriting agreement, purchase agreement, placement agent agreement or similar agreement (each, an “Underwriting Agreement”) is entered into by the Underwriter and Issuer.

“Resumption Date” means the day immediately following the expiration of the time period during which Seller was restricted from effecting Sales pursuant to this Trading Plan in accordance with the Underwriting Agreement.

(c)	In the event that the UBS Financial Services Inc. 10b5-l Group becomes aware of material nonpublic information concerning Issuer or the Stock, UBS Financial Services Inc. may be required by applicable law or, in its sole discretion, find it advisable, to suspend sales under this Trading Plan. In such case, UBS Financial Services Inc. shall promptly notify Seller of the suspension of sales under this Trading Plan.

8.	Termination. This Trading Plan will terminate on the earliest to occur of the following (the “Plan Sales Period”):

(a)	at the close of trading on August 31, 2008;

(b)	promptly after the date on which UBS Financial Services Inc. receives notice from Seller of the termination of this Trading Plan, in which case, Seller agrees to notify the Issuer promptly of such termination;

(c)	upon the reasonable determination by UBS Financial Services Inc., or promptly after the reasonable determination by Seller and notice to UBS Financial Services Inc., that this Trading Plan does not comply with Rule 10b5-l;

(d)	promptly after the date UBS Financial Services Inc. is notified of the death of Seller,

(e)	immediately in the event that Seller fails to deliver any Stock pursuant to paragraph 4(b) or fails to satisfy the delivery requirements with respect to Options set forth in Exhibit D; or

(f)	the date that the aggregate number of shares of Stock sold pursuant to this Trading Plan reaches 300,000 shares.

9.	Indemnification; Limitation of Liability.

(a)	Indemnification.

(i)	Seller agrees to indemnify and hold harmless UBS Financial Services Inc. and its directors, officers, employees and affiliates from and against all claims, losses, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”) arising out of or attributable to (A) UBS Financial Services Inc.’s actions taken or not taken in compliance with this Trading Plan, (B) any breach by Seller of this Trading Plan (including Seller’s representations and warranties hereunder), or (C) any violation by Seller of applicable laws or regulations. This indemnification shall survive termination of this Trading Plan.

(ii)	UBS Financial Services Inc. agrees to indemnify and hold harmless Seller from and against all Losses arising out of or attributable to the gross negligence or willful misconduct of UBS Financial Services Inc. in connection with this Trading Plan.

(b)	Limitation of Liability.

(i)	Notwithstanding any other provision hereof, UBS Financial Services Inc. shall not be liable to Seller, and Seller shall not be liable to UBS financial Services Inc., for: (A) special, indirect, punitive, exemplary or consequential damages, or incidental losses or damages of any kind, even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen; or (B) any failure to perform or to cease performance or any delay in performance that results from a cause or circumstance that is beyond its reasonable control, including, but not limited to, failure of electronic or mechanical equipment, strikes, failure of common carrier or utility systems, severe weather, market disruptions or other causes commonly known as “acts of God”.

(ii)	Notwithstanding any other provision hereof, UBS Financial Services inc. shall not be liable to Seller for (A) the exercise of discretionary authority or discretionary control under this Trading Plan, if any, or (B) any failure to effect a sale required by paragraph 1, except for failures to effect sales as a result of the gross negligence or willful misconduct of UBS Financial Services Inc.

10.	Agreement to Arbitrate. Any dispute between Seller and UBS Financial Services Inc. arising out of, relating to or in connection with this Trading Plan or any transaction relating to this Trading Plan shall be determined only by arbitration as provided in the UBS Financial Services Inc. brokerage account agreement referred to in paragraph 4(a).

11.	Notices.

(a)	All notices to UBS Financial Services Inc. under this Trading Plan shall be provided in writing to the Executive Services Group of UBS Financial Services Inc. by facsimile at fax number 615-332-6809.

(b)	All notices to Seller under this Trading Plan shall be given to John D. Held by telephone at telephone number 713-940-6116, by facsimile at fax number 713- 940-6122 or by certified mail to the address below:

2105 City West Blvd.

Suite 500

Houston, Texas 77042-2838

(c)	Seller hereby instructs and authorizes UBS Financial Services Inc. to send duplicate copies of all confirmations of trades made under this Trading Plan to the Issuer at the following address:

Jude Brinkman

Omega Protein Corporation

2105 City West Blvd.

Suite 500

Houston, Texas 77042-2838

(d)	UBS Financial Services Inc. will provide notification of all sales of Stock and exercise of Options under this Trading Plan to Seller and to Issuer by e-mail at the below addresses by 6 p.m. (ET) on the date of execution on a best efforts basis, with a final report by 12 p.m. (ET) on the following business day. Seller and Issuer agree to notify UBS Financial Services Inc. in writing of any changes to the contact information provided.

johndheld@msn.com

jbrinkman@omegaproteininc.com

doug.john@ubs.com

12.	Amendments and Modifications. This Trading Plan and the Exhibits hereto may be amended by Seller only upon the written consent of UBS Financial Services Inc. and receipt by UBS Financial Services Inc. of the following documents, each dated as of the date of such amendment:

(a)	a certificate signed by Seller, certifying that the representations and warranties of Seller contained in this Trading Plan are true at and as of the date of such certificate as if made at and as of such date; and

(b)	an issuer certificate completed by Issuer substantially in the form of Exhibit B.

13.	Inconsistency with Law. If any provision of this Trading Plan is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision will be deemed modified or, if necessary, rescinded in order to comply with the relevant law, rule or regulation. All other provisions of this Trading Plan will continue and remain in full force and effect.

14.	Governing Law. This Trading Plan shall be governed by and construed in accordance with the internal laws of the State of New York.

15.	Entire Agreement. This Trading Plan, including Exhibits, and the brokerage account agreement referred to in paragraph 4(a) above, constitute the entire agreement between the parties with respect to this Trading Plan and supercede any prior agreements or understandings with regard to this Trading Plan.

16.	Counterparts. This Trading Plan may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

NOTICE: THIS AGREEMENT CONTAINS A PREDISPUTE ARBITRATION CLAUSE IN PARAGRAPH 10.

IN WITNESS WHEREOF, the undersigned have signed this Trading Plan as of the date first written above.

JOHN D. HELD

/s/ John D. Held		8/31/07
Name:	John D. Held	Date
Title:	General Counsel, Executive Vice President and Secretary

UBS FINANCIAL SERVICES INC.

Name:	Doug Jones	Date
Title:	Director

Name:	Andrew Neal	Date
Title:	Associate Director